UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
SUNAIR SERVICES CORPORATION

(Name of Registrant as Specified in Its Charter)
Payment of filing fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date Filed:

SUNAIR SERVICES CORPORATION
3005 S.W. THIRD AVENUE
FT. LAUDERDALE, FL 33315
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 13, 2006
To our shareholders:
     The Annual Meeting of Shareholders (the “Annual Meeting”) of Sunair Services Corporation (the “Company,” “us,” “our” or “we”) will be held on February 13, 2006, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441, for the following purposes:
(1)	To elect six members to our Board of Directors, each to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

(2)	To consider and act upon a proposal to amend and restate our Articles of Incorporation to incorporate all previously approved amendments to our Articles of Incorporation, to delete information that is solely of historical interest, to conform our Articles of Incorporation to our bylaws, including an indemnification provision, and to make other minor stylistic, definitional and clarifying drafting alterations; and

(3)	To act upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.
     All shareholders of record at the close of business on January 24, 2006 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ SYNNOTT B. DURHAM

Synnott B. Durham
Secretary and Chief Financial Officer
Fort Lauderdale, FL
January 26, 2006
This is an important meeting and you are invited to attend the Annual Meeting in person. Whether or not you expect to be present at the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the Annual Meeting, revoke their proxy and vote their shares in person.

SUNAIR SERVICES CORPORATION
3005 S.W. THIRD AVENUE
FT. LAUDERDALE, FL 33315

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Sunair Services Corporation (the “Company,” “us,” “our” or “we”), of proxies to be used with respect to the matters to be voted upon at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on February 13, 2006, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441, and at any adjournments or postponements thereof.
     The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is January 26, 2006. You should review the information provided in this proxy statement together with our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, which is being delivered to shareholders simultaneously with this proxy statement. The cost of solicitation of proxies is being borne by the Company.
PURPOSES OF THE ANNUAL MEETING
     At the Annual Meeting, our shareholders will consider and vote upon the following matters:
(1)	the election of six members to our Board of Directors, each to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

(2)	a proposal to amend and restate our Articles of Incorporation to incorporate all previously approved amendments to our Articles of Incorporation, to delete information that is solely of historical interest, to conform our Articles of Incorporation to our bylaws, including an indemnification provision, and to make other minor stylistic, definitional and clarifying drafting alterations; and

(3)	such other business as may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.
     Our Board of Directors has determined that the: (i) election of the six nominees to our Board of Directors; and (iii) amendment and restatement of our Articles of Incorporation are in our best interests and the best interests of our shareholders. Our Board of Directors has approved the nomination of, and unanimously recommends that you vote to elect, each of the six nominees to our Board of Directors. In addition, our Board of Directors has approved, and unanimously recommends that you vote in favor of the proposal to amend and restate our Articles of Incorporation.
     As of the record date, January 24, 2006, 12,186,380 shares of our common stock were issued and outstanding. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. Proxies may be revoked at any time prior to the Annual Meeting by giving written notice of revocation to our corporate Secretary, by giving a later dated proxy, or by attending the Annual Meeting and voting in person.
     Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from the beneficial owners of our common stock. Brokers that do not receive instructions from such beneficial owners of our common stock are entitled to vote those shares with respect to Proposals 1 and 2. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal, are referred to as “broker non-votes.”
     Under Florida law and our Articles of Incorporation, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast on the matters at the Annual Meeting constitutes a quorum. A share that is represented “for any purpose” is deemed present for quorum purposes. Therefore, abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the Annual Meeting, will have no effect on Proposal 1 and will count as no votes for the other Proposals.
     This proxy statement is first being mailed to our shareholders on or about January 26, 2006. A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, except for exhibits, accompanies this proxy statement and is incorporated in this proxy statement by reference. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests for copies should be directed to our corporate Secretary c/o Sunair Services Corporation, 3005 S.W. Third Avenue, Ft. Lauderdale, FL 33315.

i

VOTING SECURITIES
     Date; Time; Venue
     Our Annual Meeting of Shareholders (the “Annual Meeting”) will be held on February 13, 2006, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441.
     Quorum
     The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of our common stock will constitute a quorum.
     Shareholder Vote Necessary to Approve Proposals
     The affirmative vote of a plurality of the votes cast by our shareholders is required to approve the election of the six nominees to our Board of Directors, as described in Proposal 1.
     The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the matter is required to approve the proposal to amend and restate our Articles of Incorporation, as described in Proposal 2.
     If any other matters should properly come before the Annual Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies.
     Proxy and Voting Mechanics
     If you hold shares of our common stock at the close of business on January 24, 2006, the record date, you are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. As of the record date, there were 12,186,380 shares of our common stock issued and outstanding.
     Abstentions are considered as shares present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes cast “for” or “against” any matter. The inspector of elections will treat shares referred to as broker or nominee non-votes (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome on proposals as to which the proxies reflect broker or nominee non-votes, shares represented by these proxies will be treated as not present and not entitled to vote on that subject matter. Accordingly, these shares would not be considered by the inspectors as shares entitled to vote on that subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.
     Your vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, which will have the effect of canceling any proxy previously given.
     If the enclosed proxy is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. If no instructions are indicated, the shares represented by the proxy will be voted in the following manner:
(i)	FOR the election of each of the nominees for director; and

(ii)	FOR the proposal to amend and restate our Articles of Incorporation.

     If any other matters should properly come before the Annual Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred only by the granting of these proxies.
     Any shareholder giving a proxy may revoke it by written notice to our corporate Secretary at the address provided above at any time before it is exercised. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless this written notice is given or unless the shareholder votes by ballot at the Annual Meeting.
     Costs of Proxy Solicitation
     We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of shares of our common stock held by these persons. We will reimburse these persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies without additional compensation by telephone or telegraph. We do not expect to pay any compensation for the solicitation of proxies.

PROPOSAL NO. 1
Election of Directors
     Our directors are elected annually at the Annual Meeting of Shareholders and hold office until their death, resignation, retirement, removal, disqualification, or the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.
     The number of directors constituting the full Board of Directors currently is seven, and the term of each director will expire at the Annual Meeting. As disclosed previously, Michael D. Herman, a current director, has elected not to stand for re-election at the Annual Meeting. Mr. Herman has not expressed any disagreement with us involving any aspect of our operations, internal controls, policies or practices and we are not aware of any such basis for Mr. Herman’s decision not to stand for re-election.
     As a result of Mr. Herman’s decision not to stand for re-election to the Board of Directors, only six directors will be elected at the Annual Meeting. The remaining board seat will remain vacant until the Board of Directors has identified a suitable candidate. The vacancy will be filled by the affirmative vote of a majority of the Board of Directors, in accordance with our bylaws.
     Except for Mr. Herman, all of the directors whose regular terms of office expire at the upcoming Annual Meeting have been nominated for re-election to our Board of Directors at the Annual Meeting. Information about each of the nominees is given below. If elected, each of the nominees shall serve until the next Annual Meeting of Shareholders, expected to be held in February 2007, or until their successors have been duly elected and qualified.
     We have no reason to believe that any of the nominees will be unable to serve as director. However, in the event that any nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of the person or persons as shall be nominated by our Board of Directors.
Nominees for Re-election
     Joseph S. DiMartino, 61, was appointed to our Board of Directors on September 9, 2005, to fill a vacancy created by James E. Laurent’s resignation from our Board of Directors. Mr. DiMartino was nominated by Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), in accordance with a previously disclosed Purchase Agreement, dated November 17, 2004, between us and Coconut Palm. Since 1995, Mr. DiMartino has been the Chairman of the Board and a Director of The Dreyfus Family of Mutual Funds in New York City. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994. Mr. DiMartino also has served since 1997 as a Director and Chairman of the compensation committee of Century Business Services, Inc., and also serves as a Director of Levcor International, Inc. (formerly Carlyle Industries, Inc.), The Newark Group and the Muscular Dystrophy Association. Mr. DiMartino is a 1965 graduate of Manhattan College and attended New York University’s Graduate School of Business.
     Mario B. Ferrari, 28, was appointed Vice Chairman of our Board of Directors on February 4, 2005, at the Annual Meeting of Shareholders. Mr. Ferrari has served as Principal and Co-Founder of Royal Palm Capital Partners, LLLP, a private investment and management firm, since July 2002. He has also served as a Director of Devcon International Corp, a publicly-held company that provides electronic security and construction services, since July 2004, and as a Director of Coconut Palm Acquisition Corp., a publicly held special purpose acquisition company, since September 2005. Previously, he worked as an investment banker with Morgan Stanley & Co. from 2000 to 2002. Prior to that, from 1997 to 1999, Mr. Ferrari was co-founder of PowerUSA, LLC, a retail energy services company. Mr. Ferrari received his B.S. in Finance and International Business, magna cum laude, from Georgetown University.
     Arnold Heggestad, Ph.D., 62, was appointed to our Board of Directors in March 2003. Dr. Heggestad is the Holloway Professor of Finance and Entrepreneurship at the University of Florida and has been at the University since 1974. Dr. Heggestad has served as Chairman, Department of Finance, Insurance and Real Estate, Associate Dean, College of Business Administration, Director of the Center for Financial Institutions, Executive Director,

University of Florida Research Foundation, Associate Vice-President of Entrepreneurial Programs in the Office of Research. Dr. Heggestad is a Director of Intrepid Capital Management, Inc. He has been very active in public service and has served both public and private interests in a number of capacities.
     Steven P. Oppenheim, 59, was appointed to our Board of Directors in January 2004. Mr. Oppenheim is the President and owner of Oppenheim & Associates, Miami, FL, which, since 2002 has provided a wide range of consulting and strategic planning services to a diversified international clientele in the U.S., Europe and Latin America. Mr. Oppenheim holds a Juris Doctor Degree and maintained his own law firm from 1975 until 2001. From 1973 to 1975 he was tax supervisor for Coopers & Lybrand, CPA’s. Mr. Oppenheim serves in various officer capacities for several multinational companies or affiliates involving U.S business. He serves as a Director of the International Advertising Association and as a Director and Chairman of the British American Chamber of Commerce. He previously served as a Director of the French-American Chamber of Commerce, Italy-America Chamber of Commerce, and European-American Chamber of Commerce.
     Richard C. Rochon, 48, was appointed Chairman of our Board of Directors on February 4, 2005, at the Annual Meeting of Shareholders. Mr. Rochon has served as Chairman and Chief Executive Officer of Royal Palm Capital Partners LLLP, a private investment and management firm, since 2002. Mr. Rochon also has served as a Director of Devcon International Corp, a publicly-held company that provides electronic security and construction services, since July 2004, and as Chairman and Chief Executive Officer of Coconut Palm Acquisition Company, a publicly held special purpose acquisition company, since September 2005. Previously, from 1987 to 2002, Mr. Rochon served as President of Huizenga Holdings, Inc, a management and holding company owned by H. Wayne Huizenga, whose investments included Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc. Mr. Rochon joined Huizenga Holdings in 1985 as Treasurer and was promoted to President in 1987. Mr. Rochon served as Vice Chairman of Huizenga Holdings and as sole Director for many of Huizenga Holdings’ private and public portfolio companies, including as a Director of AutoNation, Inc., the NHL’s Florida Panthers and the NFL’s Miami Dolphins. Mr. Rochon previously served as Vice Chairman of Boca Resorts, Inc, an owner and operator of luxury resort properties in Florida, from November 1996 to December 2004, while serving as President from March 1998 until January 2002. In addition, Mr. Rochon has been a Director of Bancshares of Florida, a full-service commercial bank, since 2002, and a Director of Century Business Services, a diversified services company, since 1996. From 1979 until 1985 Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand. L.L.P. Mr. Rochon received his B.S. in Accounting from Binghamton University (formerly State University of New York at Binghamton) in 1979 and his Certified Public Accounting designation in 1981.
     Charles P. Steinmetz, 66, was appointed to our Board of Directors in June 2005. Mr. Steinmetz was nominated by Coconut Palm, in accordance with a previously disclosed Purchase Agreement, dated November 17, 2004, between us and Coconut Palm, and pursuant to a previously disclosed Stock Purchase Agreement, dated June 7, 2005, between our subsidiary, Sunair Southeast Pest Holdings, Inc. (“Sunair Pest Holdings”), and the selling shareholders of Middleton Pest Control, Inc (“Middleton”). Mr. Steinmetz was the majority owner of Middleton from 1977 until it was purchased by Sunair Pest Holdings. Mr. Steinmetz also served in various capacities with Orkin Exterminating Company (1961-1973) and Truly Nolen, Inc. (1974-1977), and led the build-up and sale of All America Termite and Pest Control, Inc. (1982-1997), which at the time of sale was the largest privately owned pest control company in the United States with 125 locations throughout Florida, Georgia, Alabama, North and South Carolina, Louisiana, Tennessee, Mississippi, Arizona and Texas. Mr. Steinmetz received his B.S. in Agriculture, major in Entomology, from the University of Florida.
Information Regarding our Board of Directors and Committees of our Board of Directors
     Attendance at Board of Directors and Committees Meetings
     During the fiscal year ended September 30, 2005, our Board of Directors held 10 meetings and the Audit Committee held 5 meetings. Attendance was 100% at of our Board of Directors meetings and 100% at the Audit Committee meetings.

     Directors’ Fees
     Directors who are not full-time employees of our company were paid an annual retainer in fiscal 2005 in the amount of $20,000 and an attendance fee of $1,000 for each meeting of our Board of Directors, plus travel expenses incurred in connection therewith. Beginning in fiscal 2006, directors who are not full-time employees of our company will receive an annual retainer in the amount of $28,000 and an attendance fee of $1,500 for each meeting of our Board of Directors, plus travel expenses incurred in connection therewith. Further, each of the directors who are not full-time employees of our company will receive 5,000 options to purchase shares of our common stock for each year of service, which will vest quarterly during each year of service, and any new directors who are not full-time employees of our company will receive 20,000 options to purchase shares of our common stock upon joining the Board of Directors, which will vest quarterly over the first year of service.
     The Audit Committee consists of two Independent Board Members, who were paid $1,000 each for each committee meeting during fiscal 2005. Beginning in fiscal 2006, the Audit Committee chairman will receive an annual retainer in the amount of $5,000 and an attendance fee of $1,500 for each meeting of the Audit Committee, and any other members of the Audit Committee will be paid $1,250 each for each committee meeting.
     Directors who are full-time employees of our company are not paid any fees or additional remuneration for services as members of our Board of Directors or any committee thereof.
     In consideration of Mr. Herman’s efforts on behalf of our company in connection with the equity investment by Coconut Palm, as described under the caption “Change in Control” beginning on page 12, the Board of Directors unanimously voted to award to Mr. Herman a bonus in the amount of $75,000, payable upon the closing of the Coconut Palm transaction.
     Committees and Meetings of our Board
     Our Audit Committee is the sole functioning committee of our Board of Directors. For more information about our Audit Committee and its Audit Committee Report, see “Audit Committee” beginning on page 17.
     We do not have a nominating or similar committee. The Independent Board Members perform the functions of a nominating committee including reviewing and recommending to the Board of Directors candidates for directors. Our Board of Directors has not adopted a written charter for the Independent Board Members performing the functions of a nominating committee. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary in accordance with the instructions set forth later in this proxy statement under the caption “Information Concerning Shareholder Proposals” beginning on page 21. Each written notice must set forth: (1) the name and address of the shareholder who is making the nomination; (2) the number of shares of our common stock which are beneficially owned by the shareholder and a representation that the shareholder is a holder of record of our common stock entitled to vote at the annual meeting of shareholders and intends to appear in person or by proxy at the meeting and nominate the person specified in the notice; (3) the name of the director candidate; (4) a complete resume or statement of the candidate’s qualifications (including education, work experience, knowledge of our industry, membership on the board of directors of another corporation and civic activity); (5) a description of all arrangements or understandings between the shareholder and the candidate and/or any other person or persons pursuant to which the nomination is to be made by the shareholder; (6) such other information regarding a candidate as would be required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the Securities and Exchange Commission and the American Stock Exchange and information regarding the candidate’s attributes that the Independent Board Members would need to consider in order to assess whether such candidate would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the Securities and Exchange Commission; and (7) the candidate’s consent to serve as a director of our company if elected.
     The Independent Board Members will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates identified to the Independent Board Members. In making its nominations, the Independent Board Members identify candidates who meet the current challenges and needs of the Board of Directors. In making such decisions, the Independent Board Members consider, among other things, an individual’s business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the American Stock Exchange. The Independent Board Members use multiple sources for identifying and evaluating nominees for directors including referrals from current directors, recommendations by shareholders and input from third party executive search firms.
     We do not have a compensation or similar committee. The Independent Board Members perform the functions of a compensation committee including reviewing and recommending to the Board of Directors the compensation of our executive officers, including salaries, bonuses and benefit plans.
     The affirmative vote of a plurality of the votes cast by our shareholders is required to approve the election of each of the nominees set forth in this Proposal 1. You may vote in favor of, or you may withhold your vote from, the nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.
     Our Board of Directors unanimously recommends that you vote FOR the election of each of the nominees set forth in this
Proposal 1.

PROPOSAL NO. 2
Amended and Restated Articles of Incorporation
     Since our formation in 1956, our Articles of Incorporation have been amended numerous times to, among other things, change our corporate name, change the number of shares of capital stock we are authorized to issue and set forth provisions relating to our business purpose. Our Board of Directors has determined that it is in our best interests and the best interests of our shareholders to amend and restate our Articles of Incorporation to consolidate the various amendments, to delete information that is solely of historical interest, to conform our Articles of Incorporation to our bylaws, including an indemnification provision, and to make other minor stylistic, definitional and clarifying drafting alterations in a single document.
     Specifically, the proposed changes to our Articles of Incorporation will delete the following information, which is solely of historical interest:
•	the initial amount of capital required to begin our business;

•	the names and addresses of our initial officers, directors and shareholders; and

•	the description of our corporate seal.
     Further, the following provisions, which are included in our bylaws or otherwise prescribed by law, and are therefore not necessary to be included in our Articles of Incorporation, will be deleted:
•	the titles of the designated officers of our company;

•	the time and place of our Annual Meeting of Shareholders;

•	the requirement that the officers of our company be elected on the same day as the Annual Meeting of Shareholders; and

•	extraneous powers granted to our Board of Directors.
     We also intend to add an article that will enable us to indemnify our directors, officers, employees and agents to the fullest extent permitted by our bylaws and applicable law, and to make other insignificant drafting alterations and correct typographical and grammatical errors.
     The proposed Amended and Restated Articles of Incorporation are not intended to change any existing rights of our shareholders.
     A copy of the entire text of the proposed Amended and Restated Articles of Incorporation, which sets forth the amendments discussed above is attached as Annex A to this proxy statement. The above description of the amendments to our Articles of Incorporation is a summary only and you should read the proposed Amended and Restated Articles of Incorporation that are attached to this proxy statement in their entirety.
     Under Section 607.1002 of the Florida Business Corporation Act, our Board of Directors may adopt one or more enumerated amendments to our Articles of Incorporation without shareholder action (i.e., extending the duration of our corporation, deleting information that is solely of historical interest, changing our corporate name by substituting “Inc.” for a similar word or abbreviation in the name, etc). Because some of the proposed amendments to our Articles of Incorporation may be out of the purview of Section 607.1002, such amendments must instead be adopted by a two-step process involving, first the recommendation by our Board of Directors and, second, approval by our shareholders, pursuant to Section 607.1003 of the Florida Business Corporation Act. If the amendments to our Articles of Incorporation are approved at the Annual Meeting of Shareholders, they will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida, which is expected to be accomplished as promptly as practicable after such approval is obtained.

     The affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the matter is required to approve this Proposal 2.
     Our Board of Directors has determined that it is in our best interests and the best interests of our shareholders to amend and restate our Articles of Incorporation, and unanimously recommends that you vote FOR this Proposal 2.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth our current directors and executive officers. Our directors are elected annually and hold office until their death, resignation, retirement, removal, disqualification, or the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. Our executive officers serve at the discretion of our Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our current Board of Directors consists of seven persons.

Name	Age	Position
Gregory A. Clendenin	52	CEO of Sunair Southeast Pest Holdings, Inc. and Middleton Pest Control, Inc.
Joseph S. DiMartino	61	Director
Synnott B. Durham	64	Chief Financial Officer
Mario B. Ferrari	28	Vice Chairman of the Board
John J. Hayes	53	President and Chief Executive Officer
Arnold Heggestad, Ph.D.	62	Director
Michael D. Herman	48	Director
James E. Laurent	69	President of Sunair Communications, Inc.
Steven P. Oppenheim	59	Director
Richard C. Rochon	48	Chairman of the Board
Charles P. Steinmetz	66	Director
     Below is a summary of the business experience of our executive officers who do not serve on our Board of Directors. The business experience of the nominees to our Board of Directors appears under the caption “Nominees for Re-election” beginning on page 3.
     Gregory A. Clendenin, 52, has served as Chief Executive Officer of our wholly-owned subsidiary Sunair Pest Holdings and its wholly-owned subsidiary Middleton, since June 7, 2005, when Middleton was acquired by Sunair Pest Holdings pursuant to a previously disclosed Stock Purchase Agreement, dated June 7, 2005. Previously, Mr. Clendenin served as President and Chief Executive Officer of Middleton since 1996. Mr. Clendenin received his MBA from the Crummer Graduate School of Business at Rollins College.
     Synnott B. Durham, 64, has served as our Corporate Secretary since 2003, our Chief Financial Officer since 1994, Vice-President of Finance of our wholly-owned subsidiary Sunair Communications, Inc. since February 2005, and has held various other executive roles with our company since 1979. Mr. Durham received his B.B.A in Accounting from Florida International University.
     John J. Hayes, 53, has served as our President and Chief Executive Officer since February 2005. Mr. Hayes previously served as Executive Vice President (2000-2004), President (1987-1989) and Chief Operational Officer (1985-1987) of The TruGreen Companies, and held various other executive roles with The TruGreen Companies since 1975. From 1990-1999, Mr. Hayes served in various capacities as a private investor. Mr. Hayes received his J.D. from the University of Detroit and his B.S. from Michigan State University.
     James E. Laurent, 69, has served as President of our wholly-owned subsidiary Sunair Communications, Inc. since February 2005. Mr. Laurent previously served as our President from October 2000 to February 2005, our Chief Executive Officer from December 2000 to February 2005 and as our Vice-President of Marketing beginning in 1988. Mr. Laurent also served on our Board of Directors from December 2000 to September 2005. After retirement from the United States Air Force in 1978, Mr. Laurent held management positions for sales and marketing in the communications-electronics field for international and U.S. government and military market segments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of the record date (or such other date indicated in the footnotes below), the number and percentage of shares beneficially owned by the following: (i) each person known to us to own beneficially more than 5 percent of the outstanding shares of our common stock; (ii) each of our current directors; (iii) each of our executive officers who had an annual salary and bonus for 2005 in excess of $100,000 and our President and Chief Executive Officer; and (iv) all of our directors and executive officers as a group.

	Number of Shares
	Beneficially	Percent of
Name(1)	Owned(2)	Common Stock
Coconut Palm Capital Investors II, Ltd. 595 South Federal Highway Suite 600, Boca Raton, FL 33342 (3)	14,995,900	67.6%
Michael Brauser 595 S. Federal Highway Boca Raton, FL 33432 (4)	1,200,000	9.4%
Trustman c/o STI Classic Small Cap Growth Fund c/o: Trusco Capital Management, Inc. 50 Hurt Plaza, #1400 Atlanta, GA 30303 (5)	1,000,000	8.2%
Joseph S. DiMartino (6)	5,000	*
Mario B. Ferrari (7)	14,997,150	67.6%
Arnold Heggestad, Ph.D. (8)	29,250	*
Michael D. Herman	2,056,700	16.9%
James E. Laurent (9)	57,663	*
Steven P. Oppenheim (10)	21,250	*
Richard C. Rochon (11)	14,997,150	67.6%
Charles P. Steinmetz (12)	412,774	3.4%
Gregory A. Clendenin (13)	205,761	1.7%
Synnott B. Durham (14)	38,658	*
John J. Hayes (15)	623,266	4.9%
All directors and executive officers as a group (11 persons) (16)	18,448,722	80.5%

*	Less than 1%.

(1)	Except as otherwise indicated, the address of each person named in this table is c/o Sunair Services Corporation, 3005 S.W. Third Avenue, Fort Lauderdale, Florida 33315.

(2)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or warrants exercisable within 60 days after the record date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares owned by them.

(3)	Consists of 4,995,900 shares of our common stock and 10,000,000 shares of our common stock underlying warrants issued to Coconut Palm that are immediately exercisable. Coconut Palm has the sole power to dispose of 13,370,000 shares of common stock beneficially owned by it. Coconut Palm has the sole power to vote, or to direct the vote of, 14,995,900 shares of Common Stock. 1,625,900 of the 14,995,900 shares of our common stock consist of an aggregate of 810,900 shares of common stock and 815,000 shares underlying warrants that are immediately exercisable, which Coconut Palm has the sole power to vote pursuant to proxy agreements that were executed by certain limited partners of Coconut Palm upon their redemption of their limited partnership interests for shares of our common stock and warrants to purchase shares of our common stock beneficially owned by Coconut Palm. Richard C. Rochon, Chairman of our Board of Directors, and Mario B. Ferrari, Vice Chairman of our Board of Directors, are the natural persons who exercise voting and investment control over the shares.

(4)	Mr. Brauser acquired such shares upon the redemption of his limited partnership interests in Coconut Palm and has granted Coconut Palm the sole power to vote such shares pursuant to a proxy agreement. Includes 600,000 shares underlying warrants that are immediately exercisable.

(5)	Includes 300,000 shares of common stock that Trustman has the right (and obligation) to acquire on or about January 27, 2006 pursuant to a Purchase Agreement dated December 15, 2005 between us and Trustman, because satisfaction of the only material condition to such acquisition, the approval of the issuance of such shares by our shareholders, has been obtained. Mark Garfinkel exercises voting and dispositive power over such shares.

(6)	Consists of 5,000 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(7)	Shares consist of: (i) all shares beneficially owned by Coconut Palm. Assumes beneficial ownership of such shares is attributed to Mr. Ferrari. Mr. Ferrari disclaims beneficial ownership of these shares; and (ii) 1,250 shares issuable upon exercise of options directly owned by Mr. Ferrari, which are exercisable within 60 days after the record date.

(8)	Includes 21,250 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(9)	Includes 21,658 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(10)	Consists of 21,250 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(11)	Shares consist of: (i) all shares beneficially owned by Coconut Palm. Assumes beneficial ownership of such shares is attributed to Mr. Rochon. Mr. Rochon disclaims beneficial ownership of these shares; and (ii) 1,250 shares issuable upon exercise of options directly owned by Mr. Rochon, which are exercisable within 60 days after the record date.

(12)	Includes 1,250 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(13)	The shares are held by The Gregory A. Clendenin Trust, of which Mr. Clendenin is the trustee.

(14)	Includes 21,658 shares issuable upon exercise of options that are exercisable within 60 days after the record date.

(15)	Includes 41,666 shares issuable upon exercise of options that are exercisable within 60 days after the record date. Also includes 290,800 shares of our common stock and 290,800 shares underlying warrants that Mr. Hayes has the immediate right to acquire as a limited partner of Coconut Palm. Upon his acquisition of the shares that Mr. Hayes has the right to acquire as a limited partner of Coconut Palm, Coconut Palm will have the sole power to vote such shares. Mr. Hayes began serving as our President and Chief Executive Officer in February, 2005.

(16)	Includes 10,717,832 shares issuable upon exercise of options and warrants that are immediately exercisable or are exercisable within 60 days after the record date.

Change in Control
     On February 8, 2005, we closed a transaction with Coconut Palm, which we entered into on November 17, 2004. Coconut Palm purchased from us 5,000,000 units (the “Units”) for an aggregate purchase price of $25 million. Each Unit consisted of (i) one share of our common stock, (ii) one warrant to purchase one share of our common stock at an exercise price of $6.00 per share with a term of three years and (iii) one warrant to purchase one share of our common stock at an exercise price of $7.00 per share with a term of five years. Coconut Palm obtained the $25 million in a private placement of its equity. Following the closing of the transaction, Coconut Palm beneficially owned 15 million shares, or 78.9%, of our then outstanding shares of common stock. Currently, Coconut Palm beneficially owns 67.6% of our outstanding shares of common stock.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10 percent shareholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.
     To our knowledge, based solely on review of the copies of these reports furnished to us and representations that no other reports were required, during the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with, except Mr. Brauser was late in filing his Form 3 and each of Mr. Durham, Mr. Hayes, Mr. Heggestad, Mr. Laheney, Mr. Laurent and Mr. Oppenheim were late in filing one Form 4 for one transaction. In addition, Mr. Budde, who as of June 2005 is no longer an executive officer of our company, was late in filing one Form 4 for one transaction.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer; and (ii) each of our other named executive officers who earned $100,000 or more during Fiscal 2005, 2004 and 2003 (the “Named Executive Officers”).

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and	Fiscal			Other Annual	Restricted	Options/	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation	Stock Awards	SARs	Payments	Compensation
John J. Hayes(1)	2005	$210,625	—	*	—	166,667	—	—
President and Chief Executive Officer
Gregory A. Clendenin(2)	2005	$110,884	—	*	—	47,625	—	—
CEO of Sunair Southeast Pest Holdings, Inc. and Middleton Pest Control, Inc.
Synnott B. Durham	2005	$124,115	—		—	40,000	—	$3,408	(3)
Chief Financial Officer	2004	$110,000	—	—	—	—	—	$3,853
	2003	$100,000	—	—	—	—	—	$296
James E. Laurent	2005	$147,279	—	—	—	40,000	—	$3,251	(4)
President of Sunair	2004	$137,500	—	—	—	—	—	$3,781
Communications, Inc.	2003	$125,000	—	—	—	—	—	$2,222

*	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(1)	Mr. Hayes became our President and CEO effective February 9, 2005.

(2)	Mr. Clendenin became the CEO of Sunair Southeast Pest Holdings, Inc. and Middleton Pest Control, Inc. effective June 7, 2005.

(3)	Includes $3,146 in company matching contributions to our 401(k) plan and $262 in premiums for term life insurance on the Named Executive Officer.

(4)	Includes $3,080 in company matching contributions to our 401(k) plan and $171 in premiums for term life insurance on the Named Executive Officer.

     Option Grants
     The following table sets forth the individual grants of stock options made by us during the fiscal year ended September 30, 2005 to our Named Executive Officers.

	Number of		Percent of
	Securities		Total Options
	Underlying		Granted to
	Options		Employees in	Exercise	Expiration
Name	Granted		Fiscal 2005	Price	Date
John J. Hayes	166,667	(1)	34.7%	$5.00	11/16/2014
Gregory A. Clendenin	47,625	(2)	9.9%	$11.40	06/07/2013
Synnott B. Durham	40,000	(3)	8.3%	$13.78	02/08/2013
James E. Laurent	40,000	(3)	8.3%	$13.78	02/08/2013

(1)	These options vest in four equal annual installments beginning on November 16, 2005.

(2)	These options vest in four equal annual installments beginning on June 7, 2006.

(3)	These options vest at a rate of 1,666 per full month of employment beginning March 8, 2005, except that at the end of two years, all remaining options will vest and become exercisable.
     Aggregated Fiscal Year-End Option Value Table
     The following table sets forth, with respect to each of our Named Executive Officers, the number of share options exercised and the dollar value realized from those exercises during the 2005 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 30, 2005.

			Number of
			Securities Underlying Unexercised		Value of Unexercised In-the-
	Shares Acquired	Value	Options		Money Options
	on Exercise	Realized	at Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John J. Hayes	—	—	41,666	124,999	$104,165	$312,497
Gregory A. Clendenin	—	—	—	47,625	—	—
Synnott B. Durham	29,900	$196,967	11,662	28,338	—	—
James E. Laurent	25,000	$191,910	11,662	28,338	—	—

(1)	The closing price for our common stock on September 30, 2005 was $7.50. Value is calculated by multiplying (a) the difference between $7.50 and the option exercise price by (b) the number of shares of our common stock underlying the options.

     Employment Agreements
     John J. Hayes. In connection with a Purchase Agreement dated November 17, 2004, between us and Coconut Palm, we entered into an employment agreement with John J. Hayes, effective as of February 9, 2005, pursuant to which he serves as our President and Chief Executive Officer. The employment agreement provides that Mr. Hayes is entitled to receive $325,000 in annual salary, which may be increased in the discretion of the Board of Directors. Mr. Hayes will also be entitled to participate in our equity-based compensation plans and shall be entitled to other employee benefits to the same extent as our other similarly situated senior executives. Mr. Hayes’ employment agreement has a term of four years; however, such term may be further extended by us and Mr. Hayes in writing. Either we or Mr. Hayes may terminate his employment agreement upon 60 days prior notice. However, if we terminate the employment agreement without cause, or Mr. Hayes terminates his employment agreement with cause, we are required to pay Mr. Hayes severance payments at the rate of his salary in effect on the date of termination for two years. Upon a change in control, all options previously granted to Mr. Hayes will automatically vest and if he terminates his employment with us with cause within one year after a change in control, he will be entitled to the two years of severance payments. However, no transaction will be considered to be a change in control for purposes of triggering these severance obligations if the transaction involves a pest and termite control services company or relates to any existing or former business segment or division in which we operate, or if the change in control is procured, directly or indirectly, by Mr. Hayes, Richard C. Rochon, Mario B. Ferrari, Coconut Palm, any then existing executive officer or director of us or any former executive officer or director previously affiliated with us during the six month period prior to the specified change in control and/or any affiliates of the foregoing.
     Mr. Hayes will be further subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does not entitle him to the severance payments described above. Mr. Hayes will also be subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does entitle him to the severance payments described above. However, if we fail to make these severance payments, Mr. Hayes’ noncompete obligations will no longer be in effect.
     Gregory Clendenin. In connection with the completion of the acquisition of Middleton, on June 7, 2005 our subsidiary, Sunair Pest Holdings, entered into an employment agreement with Gregory Clendenin pursuant to which he serves as CEO of Sunair Pest Holdings and Middleton. The employment agreement provides that Mr. Clendenin is entitled to receive $332,652 in annual salary, which may be increased in the discretion of the Board of Directors, plus a bonus plan under which Mr. Clendenin may receive up to 10% of the net increase in value of Sunair Pest Holdings for the Southeast territory that Mr. Clendenin manages. Mr. Clendenin will also be entitled to participate in any bonus plan, incentive stock option plan or other employee benefits of Sunair Pest Holdings that are available to other similarly situated executives of Sunair Pest Holdings. Mr. Clendenin’s employment agreement has a term of five years; however, such term may be further extended by us and Mr. Clendenin in writing. Either we or Mr. Clendenin may terminate his employment agreement upon 60 days prior notice. However, if we terminate the employment agreement without cause, or Mr. Clendenin terminates his employment agreement with cause, we are required to pay Mr. Clendenin severance payments at the rate of his salary in effect on the date of termination for two years. Upon a change in control, all options previously granted to Mr. Clendenin will automatically vest and if he terminates his employment with us with cause within one year after a change in control, he will be entitled to the two years of severance payments. However, no transaction will be considered to be a change in control for purposes of triggering these severance obligations if the transaction involves a pest and termite control services company or relates to any existing or former business segment or division in which we operate, or if the change in control is procured, directly or indirectly, by Mr. Clendenin, Richard C. Rochon, Mario B. Ferrari, Coconut Palm, any then existing executive officer or director of us or any former executive officer or director previously affiliated with us during the six month period prior to the specified change in control and/or any affiliates of the foregoing, or the change in control relates to any collateral assignment of pledge of the stock and/or assets of Sunair Pest Holdings to secure obligations of Sunair Pest Holdings and/or any of its affiliates.
     Mr. Clendenin will be further subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does not entitle him to the severance payments described above. Mr. Clendenin will also be subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does entitle him to the severance payments described above. However, if we fail to make these severance payments, Mr. Clendenin’s noncompete obligations will no longer be in effect.
     Pursuant to the employment agreement, we agreed to make available a pool of 300,000 options to purchase shares of our common stock for Mr. Clendenin and certain members of his management team, who are also employed by Sunair Pest Holdings. On June 7, 2005, the Board of Directors approved the grant of options to purchase 194,168 shares of our common stock, of which Mr. Clendenin received 47,625.

     James E. Laurent and Synnott B. Durham. In connection with the Purchase Agreement, dated November 17, 2004, between us and Coconut Palm, James E. Laurent and Synnott B. Durham entered into employment agreements with us, which became effective upon the closing of the transaction. Pursuant to the employment agreements, Mr. Laurent serves as the President of Sunair Communications, Inc., and is entitled to receive $152,500 in annual salary. Mr. Durham serves as our Chief Financial Officer and the Vice President of Finance of Sunair Communications, Inc., and is entitled to receive $125,000 in annual salary. Messrs. Laurent and Durham will also be entitled to other employee benefits to the same extent as our other similarly situated senior executives. Each of the employment agreements has a term of two years. If we terminate any employment agreement without cause, we will be required to pay such employee severance payments at the rate of his salary in effect on the date of termination for a period of six months, and his options will vest and become exercisable upon the effective date of such termination.
     Each of Messrs. Laurent and Durham will be subject to a one-year noncompete covenant to the extent his employment is terminated for cause, and if his employment is terminated without cause, the noncompete covenant will be for a six-month period.

CORPORATE GOVERNANCE
     We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the American Stock Exchange has recently enacted changes to its corporate governance and listing requirements which changes have been approved by the Securities and Exchange Commission. In response to these actions, our Board of Directors has initiated the below actions consistent with the new rules.
     Independent Directors
     As a “Small Business Issuer,” as defined by Securities and Exchange Commission rules, 50% of our Board of Directors must be comprised of independent directors. The Board of Directors has determined that the following three individuals of the existing members of the Board of Directors are independent as defined by the American Stock Exchange Company Guide: Joseph S. DiMartino, Arnold Heggestad, Ph.D. and Steven P. Oppenheim (the “Independent Board Members”).
     Code of Ethical Conduct
     We have adopted a Code of Ethical Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are bound by this Code of Ethical Conduct, violations of which may be reported to the Audit Committee. The Code of Ethical Conduct includes provisions applicable to our senior executive officers consistent with the Sarbanes-Oxley Act of 2002. This Code of Ethical Conduct is available on our website (www.sunairhf.com). We intend to post on our website amendments to or waivers from our Code of Ethical Conduct. Our internet website and the information contained in it are not incorporated into this proxy statement.
     Personal Loans to Executive Officers and Directors
     We comply with and will operate in a manner consistent with recently enacted legislation prohibiting extensions of credit in the form of a personal loan to or for our directors and executive officers.
     Communications with Shareholders
     Our Board of Directors provides a process for shareholders to send communications to the Board of Directors or any of the directors. Shareholders may send written communications to our Board of Directors or any director c/o our corporate Secretary c/o Sunair Services Corporation, 3005 S.W. Third Avenue, Fort Lauderdale, Florida 33315. All communications will be compiled by our corporate Secretary and submitted to our Board of Directors or the individual directors on a periodic basis. It is our policy that the directors who are up for election at the Annual Meeting of Shareholders attend the Annual Meeting of Shareholders. All of the nominees up for election at the 2004 Annual Meeting of Shareholders attended the 2004 Annual Meeting of Shareholders.
     Audit Committee
     Our Audit Committee is the sole functioning committee of our Board of Directors. It assists our Board of Directors in monitoring the integrity of our financial statements and compliance with requirements as set forth in the Statement of Auditing Standards. Its responsibilities include the maintenance of free and open communications among the directors, the Independent Auditors and financial management of our company.
     The members of our Audit Committee are Arnold Heggestad, Ph.D. and Steven P. Oppenheim. Dr. Heggestad and Mr. Oppenheim are each standing for election at the Annual Meeting. After reviewing the qualifications of the current members of our Audit Committee, and any relationships they may have with us that might affect their independence from us, our Board of Directors has determined that: (1) all current committee members are “independent” as that concept is defined in the applicable rules of the American Stock Exchange and the Securities and Exchange Commission; (2) all current committee members are financially literate, and (3) all current committee members qualify as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission. In making the determination as to Messrs. Heggestad’s and Oppenheim’s status as an audit committee financial expert, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules as well as the listing standards of the American Stock Exchange. Our Board of Directors has adopted a written charter for the Audit Committee.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with the independent auditors that firm’s independence.
     Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully Submitted:

Arnold Heggestad Steven P. Oppenheim

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Family Relationships
     There is no family relationship between or among any of our directors and executive officers.
Related Transactions
     On August 6, 2004, we acquired all of the outstanding stock of Percipia, Inc., an Ohio Corporation, and its wholly owned subsidiary, Percipia Networks, Inc. (collectively, “Percipia”), from the Percipia shareholders. The consideration paid consisted of $660,000 cash and 190,000 shares of our common stock. One of our directors, Michael D. Herman, received $217,800 in cash and 62,700 (10% of which are subject to a hold-back for indemnity claims) shares of our common stock in exchange for his 55,182 shares of Percipia in connection with the acquisition. The terms of the transaction were determined in arm’s length negotiations between us and the Percipia shareholders and approved by the disinterested members of our Board of Directors and our Audit Committee. The Audit Committee received a fairness opinion from an investment banking firm stating that the total consideration to be paid in the transaction in exchange for Percipia’s stock was fair from a financial point of view to our shareholders and option holders. Also in connection with the acquisition, we agreed to liquidate approximately $1,600,000 of Percipia’s debt, representing substantially all of Percipia’s long term debt. This included satisfaction of notes held by Mr. Herman for approximately $607,000, including accrued interest.
     As described under the caption “Change in Control” beginning on page 12, on February 8, 2005, we closed a transaction with Coconut Palm, which we entered into on November 17, 2004, pursuant to which Coconut Palm purchased from us 5,000,000 Units for an aggregate purchase price of $25 million. In consideration of Mr. Herman’s efforts on behalf of our company in connection with the equity investment by Coconut Palm, the Board of Directors unanimously voted to award to Mr. Herman a bonus in the amount of $75,000, payable upon the closing of the Coconut Palm transaction. Effective upon the closing of the Coconut Palm transaction, we entered into a five-year management services agreement with RPC Financial Advisors, LLC (“RPC”), pursuant to which RPC agreed to provide management services for our newly created Lawn and Pest Control Services division. We agreed to pay a management fee during the first year of the management services agreement to RPC in the amount of 1/16 of the aggregate purchase price paid by Coconut Palm for the Units. Following the first year and thereafter, the management fee will be equal to 1% of the gross revenues from operations of the Lawn and Pest Control Services division. Richard C. Rochon and Mario B. Ferrari, both of whom are affiliates of Coconut Palm and each of whom are members of our Board of Directors and principal shareholders of our company, are also affiliates of RPC. In fiscal 2005, we paid a management fee of $911,458.31 to RPC.
     On June 7, 2005, our subsidiary, Sunair Pest Holdings, acquired all of the outstanding stock of Middleton from the Middleton shareholders. The aggregate consideration paid consisted of: (i) $35.0 million in cash; (ii) $5.0 million in the form of a subordinated promissory note; and (iii) 1,028,807 shares of our common stock, which was determined by dividing (x) $10.0 million by (y) the average closing price of a share of our common stock as reported on the American Stock Exchange for the thirty (30) consecutive trading day period ending the second trading day immediately prior to the closing (collectively, the “Transaction Consideration”). The Transaction Consideration was allocated pro rata among the shareholders of Middleton. As shareholders of Middleton, a trust controlled by Gregory Clendenin received 205,761 shares of our common stock, $7.0 million in cash and $1.0 million principal amount of a subordinated note and Charles Steinmetz and certain irrevocable family trusts received 823,046 shares of our common stock, $28.0 million cash and $4.0 million principal amount of a subordinated promissory note in exchange for their shares of Middleton in connection with the acquisition. In connection with the completion of the acquisition of Middleton, Mr. Clendenin became the CEO of Sunair Pest Holdings and Middleton and Mr. Steinmetz became a director of our company.

INDEPENDENT PUBLIC ACCOUNTANTS
     The firm of Berenfeld, Spritzer, Schechter & Sheer was designated by our Board of Directors to audit the financial statements of our company and our subsidiaries for the fiscal year ended September 30, 2005. The firm and its predecessor, Puritz & Weintraub, has been our independent accountant since 1985.
     Representatives of Berenfeld, Spritzer, Schechter & Sheer are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
     The Audit Committee pre-approves the engagement of Berenfeld, Spritzer, Schechter & Sheer for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services.
     Audit Fees
     The aggregate fees billed by our auditors for professional services rendered for Fiscal 2005 and 2004, including fees associated with the annual audit, the reviews of the consolidated financial statements included in our Forms 10-KSB, the reviews of the quarterly reports on Form 10-QSB, statutory audits, fees related to filings with the Securities and Exchange Commission and consultations on accounting issues and the application of new accounting pronouncements were approximately $225,500.00 and $51,400.00, respectively.
     Audit-Related Fees
     For Fiscal 2005 and 2004, our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.
     Tax Fees
     For Fiscal 2005 and 2004, our auditors did not bill any additional fees for professional services for tax compliance, tax advice, and tax planning.
     All Other Fees
     For Fiscal 2005 and 2004, our auditors did not bill any additional fees for any other non-audit services rendered to us, such as attending meetings and other miscellaneous financial consulting.
     Auditor Independence
     Our Board of Directors considers that the work done for us in the fiscal year ended September 30, 2005, by Berenfeld, Spritzer, Schechter & Sheer is compatible with maintaining Berenfeld, Spritzer, Schechter & Sheer’s independence.
     Auditor’s Time On Task
     All of the work expended by Berenfeld, Spritzer, Schechter & Sheer on our September 30, 2005 audit was attributed to work performed by Berenfeld, Spritzer, Schechter & Sheer’s full-time, permanent employees.

OTHER BUSINESS
     Our Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise. Discretionary authority to vote on such matters is conferred only by the granting of such proxies.
     A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, except for the exhibits, accompanies this proxy statement and is incorporated in this proxy statement by reference. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-KSB at no additional cost. All requests should be directed to our corporate Secretary c/o Sunair Services Corporation, 3005 S.W. 3rd Avenue, Ft. Lauderdale, FL 33315.
INFORMATION CONCERNING SHAREHOLDER PROPOSALS
     The deadline by which shareholder proposals must be submitted for inclusion in our proxy statement for the next Annual Meeting of Shareholders is September 26, 2006, under Rule 14a-8 of the Securities Exchange Act of 1934. Additionally, we must receive notice of any shareholder proposal to be submitted at the next Annual Meeting of Shareholders (but not required to be included in our proxy statement for that meeting) by November 15, 2006, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Securities Exchange Act of 1934 and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

By Order of the Board of Directors,

/s/ SYNNOTT B. DURHAM.

Synnott B. Durham Secretary and Chief Financial Officer
Fort Lauderdale, Florida
January 26, 2006

ANNEX A
FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SUNAIR SERVICES CORPORATION,
a Florida Corporation
     The Articles of Incorporation of SUNAIR SERVICES CORPORATION, originally filed with the Secretary of State of the State of Florida on September 20, 1956 under document number 196169, are hereby amended and restated in their entirety as follows:
ARTICLE I
NAME
     The name of the corporation is SUNAIR SERVICES CORPORATION.
ARTICLE II
GENERAL NATURE OF BUSINESS
     The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act, as amended from time to time.
ARTICLE III
AUTHORIZED STOCK
1. Authorized Stock. The total number of shares which the corporation is authorized to issue is one hundred and eight million (108,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.10 per share (“Common Stock”), and eight million (8,000,000) shares shall be preferred stock, no par value per share (the “Preferred Stock”).
2. Common Stock. Subject to the requirements of law, these Articles of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or amending any series of the Preferred Stock, the holders of Common Stock shall (i) in the event of any liquidation, dissolution or other winding up of the corporation, whether voluntary or involuntary, and after all holders of the Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Stock; and (ii) after payment in full of all dividends to which holders of the Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors out of funds legally available therefor. Except as otherwise required by law and the provisions of these Articles of Incorporation, as amended from time to time, and except as provided by the resolution or resolutions of the Board of Directors creating or amending any series of Preferred Stock, the holders of Common Stock possess full voting power for the election of directors and for all other purposes, and each holder thereof shall be entitled to one vote for each share held of record by such holder on all matters on which shareholders generally are entitled to vote.
     3. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the corporation is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:
(a)	the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

(b)	the annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c)	the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

(d)	the preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation;

(e)	the voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

(f)	the right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

(g)	any other relative rights, preferences and limitations of that series.
ARTICLE IV
DURATION
     The corporation shall have a perpetual existence.
ARTICLE V
PRINCIPAL OFFICE
     The principal place of business of the corporation shall be in the State of Florida or such other location as determined by the Board of Directors of the corporation, and the corporation shall have full right and authority to have and maintain branch offices and places of business in such cities and counties throughout the State of Florida and other states and foreign countries as may at any time be decided upon by the Board of Directors.

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ARTICLE VI
DIRECTORS
     The business of the corporation shall be conducted by a Board of Directors which shall consist of not less than three (3) nor more than eleven (11) members, as designated from time to time in accordance with the bylaws of the corporation. Directors of the corporation need not be shareholders.
     The members of the Board of Directors shall be elected by the shareholders of the corporation at its first meeting of its shareholders, to hold office for a period of one year, and thereafter elected annually at its annual meeting of its shareholders, which shall be held at such time and place as set forth in the bylaws of the corporation.
ARTICLE VII
BYLAWS
     The corporation shall have full right, power and authority to make such bylaws for the regulation of its business and conduct, and also relative to limiting and regulating the powers of its respective officers; provided, however, that such limitations or regulations shall not be in conflict with or contrary to any of the laws of the State of Florida, and also relative to the manner and method of the transfer of stock certificates to be issued by the corporation.
ARTICLE VIII
INDEMNIFICATION
     To the fullest extent permitted by law and the bylaws of the corporation, the corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or any predecessor to the corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the corporation or any predecessor to the corporation.
     Neither any amendment or repeal of any this ARTICLE VIII, nor the adoption of any provision inconsistent with this ARTICLE VIII, shall eliminate or reduce the effect of this ARTICLE VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     The foregoing Amended and Restated Articles of Incorporation were adopted by the board of directors of the corporation and recommended and submitted to the shareholders of the corporation for their approval at the annual meeting of shareholders. The holders of a majority of the issued and outstanding shares of common stock of the corporation approved the Amended and Restated Articles of Incorporation at the annual meeting of shareholders held on February ___, 2006, with the number of votes cast for the amendments being sufficient for approval in accordance with the applicable provisions of the Florida Business Corporation Act.
(Signature Page Follows)

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     IN WITNESS WHEREOF, the undersigned duly authorized officer of the corporation has executed these Amended and Restated Articles of Incorporation as of this ___day of February, 2006.

John J. Hayes
President and Chief Executive Officer

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ANNUAL MEETING OF SHAREHOLDERS OF
SUNAIR SERVICES CORPORATION
February 13, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. PROPOSAL 1: To elect the six nominees listed in the Proxy Statement to the Company’s Board of Directors, each to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

NOMINEES:
☐ FOR ALL NOMINEES	¡ Joseph S. DiMartino ¡ Mario B. Ferrari
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Arnold Heggestad, Ph.D. ¡ Steven P. Oppenheim
☐ FOR ALL EXCEPT (See instructions below)	¡ Richard C. Rochon ¡ Charles P. Steinmetz

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL 2: To approve the proposal to amend and restate the Company’s Articles of Incorporation.	☐	☐	☐

3.	PROPOSAL 3: To act upon such other business as may properly come before the Annual Meeting of Shareholders and any and all adjournments or postponements of the Annual Meeting of Shareholders.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.
The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated January 26, 2006, and the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SUNAIR SERVICES CORPORATION
PROXY
ANNUAL MEETING OF SHAREHOLDERS — FEBRUARY 13, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned does hereby appoint SYNNOTT B. DURHAM and JOHN J. HAYES, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of SUNAIR SERVICES CORPORATION (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on February 13, 2006, at 11:00 a.m., local time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida, 33441, and at any adjournment(s), or postponement(s) thereof.
(Continued and to be signed on the reverse side.)